UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Scheduled 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Attached hereto is an English translation of an advertisement published by Triple-S Management Corporation (“TSM”) in various newspapers of general circulation in Puerto Rico regarding the annual meeting of shareholders of TSM expected to be held on April 23, 2010.
Please read the proxy statement because it contains important information. The proxy statement was filed by TSM with the Securities and Exchange Commission on March 12, 2010 and may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov. If necessary, TSM shareholders may obtain a written copy of the proxy statement by contacting Broadridge Financial Solutions, Inc. at 1-800-579-1639.
Attachment:
(1)	Advertisement published by TSM regarding the Annual Meeting of Shareholders of TSM to be held on April 23, 2010.
TRIPLE-S MANAGEMENT CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
April 23, 2010
The Board of Directors of Triple-S Management Corporation invites you to the Annual Meeting of Shareholders to be held on Friday, April 23, 2010 at 9:00 a.m. at the Ponce de León Rooms A, B, and C of the Conrad San Juan Condado Plaza, to consider those matters set forth in the Notice of Annual Meeting of Shareholders and described in the Proxy Statement sent to our shareholders.
The Board of Directors has set February 23, 2010 as the closing date to determine which shareholders have the right to receive notice of and vote at the Annual Meeting. This date is the “record date” for the Annual Meeting. Shareholders may exercise their right to vote by Internet, telephone, fax, mail or in person at the Annual Meeting. For more details regarding these options for the exercise of your vote, please refer to the Proxy Statement.
If you are a shareholder as of the record date and would like to attend the Annual Meeting, we hereby notify you that registration will begin at 7:30 a.m. You should bring identification with a photograph. This will allow us to verify you are a shareholder of record of TSM common stock and admit you to the meeting. If you are the beneficial owner of shares of our class B common stock and your shares are held by a nominee, such as a broker, you must also present appropriate documentation provided by your broker or other nominee. This documentation must be obtained from your broker or other nominee in order to be admitted to the Annual Meeting and vote your shares in person.
Whether you plan to attend the Annual Meeting or not, please vote your shares over the Internet or by telephone as described in the Proxy Statement. A continental breakfast will be served beginning at 7:00 a.m. and no lunch will be served.

By Order of the Board of Directors,

Luis A. Clavell Rodríguez, MD	Jesús R. Sánchez Colón, DMD
Chairman of the Board of Directors	Secretary of the Board of Directors